Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter “Agreement”) is entered into as of the Effective Date (as defined in Section 17 of this Agreement), by and between Joseph B. Megibow (hereinafter “Employee”), on the one hand, and Purple Innovation, Inc, a Delaware corporation (hereinafter “Employer”), on the other hand.

RECITALS

WHEREAS, Employee is employed by the Employer as its Chief Executive Officer;

WHEREAS, Employee and Employer are parties to an employment agreement entered into as of September 20, 2018, as amended (the “Employment Agreement”); and

WHEREAS, Employer and Employee wish to enter into this Agreement to document the Agreement that has been reached between them regarding Employee’s departure from the Employer.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, and intending to be legally bound thereby, Employer and Employee covenant and agree as follows:

1. Termination of Employment. Employer and Employee agree that Employee’s employment with Employer will terminate effective as of December 13, 2021 (the “Termination Date”). Effective as of the Termination Date, Employee hereby resigns from all positions Employee holds as an officer, employee, director or otherwise with respect to Employer, its subsidiaries and affiliates, including but not limited to his position as Chief Executive Officer.

2. Transition Period. Provided that this Agreement becomes effective pursuant to Section 17, from the Termination Date until June 30, 2022 (the “Transition Period”), Employee shall serve as Advisor to the Company’s Chief Executive Officer reporting solely and directly to the Chief Executive Officer (not exceeding forty (40) hours per month). Employee agrees and acknowledges that, in such role, he shall continue to be subject to the terms of Section 7 of the Employment Agreement as though he continued to be an employee mutatis mutandis, except that any restrictions stated in Section 7(b) of the Employment Agreement shall not apply to any Works created following the Effective Date unless they relate to the business, assets or operations of the Company or were created as part of the advisory services referenced herein or with any tools, personnel, information, data or facilities of the Company. If Executive complies with this Agreement and his Employment Agreement, the post-termination exercise period of the Stock Options (defined below) each will be extended from three months following the Termination Date until November 30, 2022. For the avoidance of doubt, Employee shall not be entitled to any additional vesting credit under his Stock Options (defined below) for the Transition Period.

3. Accrued Benefits. Regardless of whether this Agreement becomes effective, Employee shall be entitled to receive from the Employer (i) any accrued but unpaid base salary as of the Termination Date, (ii) accrued cash bonus for the 2020 bonus period in the amount of $25,000, (iii) a cash payment of $43,822.12, less required withholdings, representing the value of Employee’s accrued but unused vacation as of the Termination Date; (iv) any eligible unpaid expense reimbursements, (v) employee’s vested account balance in the Employer’s 401(k) plan; and (vi) the following vested options to purchase shares of Employer’s common stock (“Stock Options”):

Grant Date	Exercise Price	Number of Shares
Oct. 1, 2018	$5.9499	425,932
Oct. 1, 2019	$8.55	97,142
May 18, 2020	$13.12	15,005
Oct. 1, 2020	$21.6976	52,307

All other stock options granted to Employee and outstanding as of the Termination Date are forfeited as of the Termination Date.

4. Severance Benefits. In exchange for Employee’s execution and non-revocation of this Agreement, Employer agrees to provide Employee with severance consisting of (a) $500,000, representing twelve (12) months of Employee’s base salary, to be paid in cash over eighteen (18) months in substantially equal installments in accordance with Employer’s regular payroll practices with the first installment payable on Employer’s first regular pay date following the later of the Effective Date or the sixtieth (60th) day following the Termination Date (the “Severance Commencement Date”); (b) a cash payment equal to Executive’s annual bonus for 2021, if any, in an amount determined based on the attainment of performance metrics for the fiscal year ending December 31, 2021, with such payment to be made at the same time that 2021 annual bonuses are paid to the Employer’s other executive officers; and (c) if Employee timely elects continued group health insurance coverage for himself and his eligible dependents pursuant to COBRA, the Employer will pay a portion of Employee’s monthly COBRA premium for COBRA coverage for six (6) months, that is equal to the monthly premium amount the Employer paid on behalf of Employee immediately prior to the Termination Date (the “Severance Benefits”). The payments under clauses (a) and (b) above shall be reported as wages to the Employee on IRS Form W-2 and subject to applicable withholding taxes. Employee acknowledges and agrees that he would not otherwise be entitled to the Severance Benefits but for his execution and non-revocation of this Agreement.

Representations and Obligations of Employee

5. Release and Waiver. In exchange for the Severance Benefits described in Section 4 above, Employee, on behalf of himself, and his heirs, executors, administrators, and assigns, hereby fully and forever unconditionally releases and discharges Employer, all of its past and present parent, subsidiary, affiliated and related corporations, partnerships, or companies, their predecessors, successors and assigns, together with their divisions and departments, and all past or present owners, officers, directors, employees, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs)(hereinafter referred to collectively as “Releasees”), and Employee covenants not to sue or assert against Releasees, for any purpose, any and all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, arising from or in any way related to Employee’s employment by Employer or termination of employment with Employer, based in whole or in part upon any act, omission or event, occurring on or before the date Employee executes this Agreement, without regard to Employee’s present actual knowledge of the act, omission or event, which Employee may now have, or which Employee, or any person acting on Employee’s behalf may at any future time have or claim to have, including specifically, but not by way of limitation, matters which may arise under any federal, state or local law, including but not limited to the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, sections 1981 through 1988 of Title 42 of the United States Code, the Occupational Safety and Health Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Families First Coronavirus Response Act, the CARES Act, the Consolidated Appropriations Act of 2021, the American Rescue Plan Act of 2021, the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., California Business and Professions Code Section 17200, et seq., any applicable California Industrial Welfare Commission order, the Utah Labor Code, and any other local, state or federal law, as well as any and all claims grounded in common law, contract, quasi-contract, tort or equitable theories. However, Employee is not releasing (i) any of the few claims that the law does not permit Employee to release by private agreement; or (ii) Employee’s right to enforce this Agreement; or (iii) Employee’s right to indemnification as provided in the October 1, 2018 Indemnification Agreement. The Released Parties are intended to be third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.

Employee expressly waives the protection of Section 1542 of the Civil Code of the State of California and any analogous rule or principle of any other jurisdiction. Section 1542 provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party

6. Non-Disparagement and Social Media. Employee agrees that Employee shall not make any disparaging, derogatory and/or defamatory statements, remarks or comments regarding Employer or its officers, agents, products, (but limited to current products and product categories or products and product categories which have been, or are being, contemplated through the Effective Date), employees, consultants and/or services either expressly or by implication either orally, in writing or via electronic media. Employee further agrees that Employee shall not make any statement or criticism, or otherwise communicate, publish or otherwise disseminate, or cause or encourage others to communicate, publish or otherwise disseminate, any information which is adverse to the interests of, or that would cause Employer, its parent, affiliates, subsidiaries, divisions, or its current (including as of the Effective Date) and former directors, agents, shareholders, employees, consultants or executives embarrassment or humiliation or otherwise cause or contribute to such entity or person being held in disrepute by the public or Employer’s consultants, clients or customers. This provision prohibits the making of any disparaging statements, remarks and/or comments regardless of the truthfulness of the statement. Notwithstanding the foregoing, Employee may communicate his honest views about current employees of the Company to the Board during the period in which Employee serves as an advisor as contemplated hereby. Employer will decide in its sole discretion on the content and method of communicating the announcement of Employee’s termination of employment; provided that Company will, in its initial press release, set out that Employee will serve as an advisor to the Company to ensure a smooth transition; and Employee will not announce the termination of employment (except to members of Employee’s immediate family) either in writing, orally, or via electronic media, without the prior written approval of Employer. Violation of the obligations in this paragraph shall result in a forfeiture of Employee’s rights under this Agreement and recapture of all compensation and benefits paid to Employee under this Agreement. Employer shall instruct the current (including for these purposes, as of the Effective Date) members of its Board of Directors and the Employer’s current executive officers not to make any disparaging, derogatory and/or defamatory statements, remarks or comments regarding Employee. Notwithstanding the foregoing, Employee shall not be prohibited from competing with the Company following the termination of the provisions set forth in Section 5(a)(i) of the Employment Agreement.

7. Return of Employer Property, Access to Accounts and Confidential Information. Employee represents and warrants that as of the Termination Date, Employee will return to Employer all property of Employer within Employee’s possession, custody or control except as permitted by Employer so that Employee may provide advisory services to Employer requested from time to time by Employer. Employee’s access to Employer’s Google Docs or any other accounts as well as access to the Employer’s administrative accounts was terminated as of the Termination Date. Employee agrees to not disclose to any third parties or use (or enable anyone else to use) any confidential information of Employer (meaning any information which is not readily available in the public domain) including, but not limited to, marketing plans, accounting information, employee data, customer data or information, consultant data or information, or supplier or vendor data or information, except as needed by Employee to provide advisory services to Employer or as otherwise agreed in writing. The recitation of these obligations in this Agreement is in addition to, and not in lieu of, Employee’s obligations in Sections 6 and 8 of the Employment Agreement.

8. Cooperation: Notwithstanding Section 2 above, Employee agrees that, as requested by the Employer, Employee will fully cooperate with the Employer or any affiliate in effecting an immediate smooth transition of Employee’s responsibilities to others and with respect to any current or future investigation or the defense or prosecution of any claims, proceedings, arbitrations or other actions. For example, as requested by the Employer, Employee will promptly and fully respond to all inquiries from the Employer or any affiliate and its representatives relating to any lawsuit or arbitration and testify truthfully on behalf of the Employer in connection with any such lawsuit or arbitration. Employee further agrees that, as requested by the Employer, Employee will cooperate fully with the Employer or its representatives in any investigation, proceeding, administrative review, or litigation brought against the Employer or any Releasee by any government agency or private party pertaining to matters occurring during Employee’s employment with the Employer. To the extent that Employee incurs out-of-pocket expenses in assisting the Employer or any affiliate at its request, the Employer will mail Employee a reimbursement check for those expenses within 15 days following its receipt of my request for payment, which request shall include satisfactory written substantiation of the claimed expenses.

9. No Transfer of Rights. Employee warrants that Employee has not assigned or transferred any right or claim described in the general release given in Section 5 above.

10. No Reliance on Extraneous Information. Employee acknowledges that, in signing this general release, Employee is not relying on any information provided to Employee by Employer, nor is Employee relying upon Employer to provide any information.

11. No Exit Incentive. The severance compensation provided under this Agreement is not offered in connection with any specific exit incentive or other employment termination program.

Miscellaneous Provisions

12. Governing Law and Venue. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Utah. Employer and Employee agree to resolve on an individual basis any disputes we may have with each other through final and binding arbitration. Employee also agrees to resolve through final and binding arbitration any disputes Employee has with any other Releasee who elects to arbitrate those disputes under this subsection. Arbitrations will be conducted by JAMS in accordance with its employment dispute resolution rules (and no other JAMS rules), except that if any provision of this section conflicts with the JAMS rules, then the provision of this section will prevail. This agreement to arbitrate does not preclude resort to or recovery through any government agency process or proceeding, including but not limited to those of the National Labor Relations Board and the Equal Employment Opportunity Commission (or its state and local counterparts). Except as otherwise may be required by law, the parties to the arbitration will bear their own costs and attorneys’ fees and share equally the JAMS fee and the arbitrator’s fee; provided, however, that the arbitrator at the conclusion of the arbitration will award costs and attorneys’ fees to the prevailing party, except where the fee-shifting law applicable to the claim(s) asserted provides otherwise. Employee acknowledges that he understands this section’s arbitration requirements and that arbitration would be in lieu of a court or jury trial. The Federal Arbitration Act will govern this section, but if for any reason the FAA is held to be inapplicable, then the law of arbitrability of the State of Utah will apply. Notwithstanding any provisions of the JAMS rules, arbitration shall occur on an individual basis only, and a court of competent jurisdiction (and not an arbitrator) shall resolve any dispute regarding the formation, validity, or enforceability of any provision of this Agreement. Employee waives the right to initiate, participate in or recover through any class or collective action. Any arbitration shall be conducted in Salt Lake City, Utah. Nothing in this paragraph shall limit the right of Employer to enforce its rights under Sections 5, 6 or 7 of the Employment Agreement by injunction or other request for equitable relief to a court of competent jurisdiction. Venue for any request for equitable relief shall be exclusively in the state or federal courts located in State of Utah.

13. Entire Agreement. This Agreement constitutes the sole and entire agreement between Employer and Employee and supersedes any and all understandings and agreements made prior hereto, if any. There are no collateral understandings, representations or agreements other than those contained herein. Notwithstanding this paragraph, nothing in this Agreement shall abrogate the non-competition, non-solicitation, confidentiality and assignment of intellectual property obligations of Employee that exist in Section 5, 6 and 7 of the Employment Agreement or any other agreement signed by Employee while employed by the Company.

14. Modification. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

15. No Admission of Liability. It is understood and agreed that the execution of this Agreement by Employer is not to be construed as an admission of any liability on its part to Employee other than to comply with the terms of this Agreement.

16. Attorney’s Fees. In any action to enforce or interpret the terms or provisions of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys’ fees and costs, arbitration fees, paralegal fees, expert witness fees, court filing fees, copying charges, and deposition transcription fees.

17. Older Workers’ Benefit Protection Act/ADEA Claims.

a. This section of the Agreement addresses Employee’s release of claims arising under the ADEA, the federal law involving discrimination on the basis of age in employment (age 40 and above). This section is provided, in compliance with federal law, including but not limited to the ADEA and the Older Workers’ Benefit Protection Act of 1990, to ensure that Employee clearly understands his rights so that any release of age discrimination claims under federal law (the ADEA) is knowing and voluntary on the part of Employee.

b. Employee represents, acknowledges and agrees that the Employer has advised him, in writing through this subparagraph, to discuss this Agreement with an attorney, and to the extent, if any, that Employee has desired, Employee has done so; that the Employer has given Employee twenty-one (21) days from receipt of this Agreement to review and consider this Agreement before signing it, and Employee understands that he may use as much of this twenty- one (21) day period as he wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause him to sign this Agreement; that he has read this Agreement in its entirety, and fully understands and is aware of its meaning, intent, content and legal effect; and that he is executing this release voluntarily and free of any duress or coercion from any source.

c. The Parties acknowledge that for a period of seven (7) days following the Employee’s execution of this Agreement, Employee may revoke this Agreement. If revocation occurs, this Agreement shall not become effective or enforceable and Employee will not receive the Severance Benefits or other additional consideration provided herein. If revocation does not occur, the Agreement shall become effective and enforceable upon the eighth (8th) day after it has been signed by Employee (the “Effective Date”). To be effective, the revocation must be in writing and delivered to Employer either by hand or by mail or email within the applicable 7-day revocation period. If delivered by mail, the revocation must be: (i) postmarked within the applicable 7-day revocation period; (ii) properly addressed to Purple Innovation, LLC, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, Attention: Casey K. McGarvey and (iii) sent by certified mail, return receipt requested. If delivered by email, the revocation must be sent within the applicable 7-day revocation period to casey@purple.com with the subject line ‘REVOCATION OF TRANSITION AGREEMENT.’

d. This Agreement and its release of ADEA claims do not waive rights or claims under ADEA that may arise after the date the Agreement is executed.

18. Government and Agency Communication, Testimony, Charges, etc.: Nothing in this Agreement prevents Employee from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), U.S. Department of Labor (DOL), or U.S. Securities and Exchange Commission (SEC)). However, Employee promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for himself personally with respect to any claims released by this Agreement.

19. Benefits: Regardless of whether Employee signs this Agreement, Employee will be covered under his current medical, dental and vision coverage until (11:59 p.m. on the last day of the month following the Termination Date) the end of December 31, 2021. All other employee benefits will cease immediately. If Employee is enrolled in the Flexible Spending Account(s), and unless Employee is qualified for and elects continuing coverage under COBRA, he will have 90 days after his termination date to claim qualified reimbursements, and his ability to use his annual Flex election will end at midnight of his termination date. If Employee is eligible for continuing medical, dental, vision and flexible health FSA, coverage under COBRA, the Employer will provide him with notice of such rights, and Employee may elect such continuing coverage, at his expense, in accordance with the requirements stated in the notice and under applicable law.

20. Indemnification and D&O Insurance. Employer confirms that Employee will continue to be eligible to receive reimbursement under the Company’s D&O insurance policy and the indemnification agreement previously entered into between Employer and Employee, in accordance with the terms of the D&O insurance policy and such Indemnification Agreement, with respect to claims that are covered in accordance with the terms of such policy or agreement.

21. Section 409A. The Parties intend that the payments and benefits provided under this Agreement shall be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the maximum extent possible, the provisions of this Agreement shall be interpreted and construed consistent with such intent. The Employer makes no representation or guarantee that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A.

ACKNOWLEDGMENT OF RECEIPT AND ELIGIBILITY TO ACCEPT AGREEMENT

By signing below, Employee acknowledges receipt of this Agreement as of the date set forth above his signature and Employee further acknowledges that Employee is aware that Employee has been given 21 days in which to consider whether to execute this Agreement from the date of receipt. By signing below, Employee is merely acknowledging receipt of the Agreement for purposes of beginning the 21-day consideration period referenced in Section 15. It is understood that Employee is not bound by this Agreement unless and until Employee signs below under the heading “Accepted and Agreed” and after the lapse of the 7-day revocation period referenced in Section 17.

Receipt Acknowledged as of December 13, 2021

/s/ Joseph B. Megibow
Joseph B. Megibow

ACCEPTED AND AGREED:
/s/ Joseph B. Megibow
Date: December 13, 2021	Joseph B. Megibow

PURPLE INNOVATION, LLC,
a Delaware limited liability company

Date: December 13, 2021	By:	/s/ Casey K. McGarvey
Casey K. McGarvey
	Its:	Chief Legal Officer